Exhibit (j)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 79 to the Registration Statement on Form N-1A of Fidelity Select Portfolios, of our report dated April 19, 2004 on the financial statements and financial highlights included in the February 29, 2004 Annual Report to Shareholders of the Fidelity Select Portfolios.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditor" in the Statement of Additional Information.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 27, 2004